Exhibit 5.4

8965 SOUTH EASTERN AVENUE, SUITE 280

LAS VEGAS, NV 89123-4898

TELEPHONE: (702) 382-4002

FACSIMILE: (702) 382-1661

http://www.dickinsonwright.com

ERIC DOBBERSTEIN

EDOBBERSTEIN@DICKINSONWRIGHT.COM

(702) 550-4444

December 12, 2014

CBRE Group, Inc.

CBRE Services, Inc.

400 South Hope Street

25th Floor

Los Angeles, CA 90071

RE:	CBRE/LJM-NEVADA, INC.
File	No.: 38124-8

Ladies and Gentlemen:

We have acted as special Nevada counsel to CBRE/LJM-Nevada, Inc., a Nevada corporation (the “Guarantor”), in connection with the Registration Statement on Form S-3 (Registration No. 333-178800) together with any post-effective amendments thereto through the date hereof (the“Registration Statement”), including the prospectus constituting a part thereof dated December 29, 2011, and the supplement to the prospectus dated December 9, 2014 (collectively, the “Prospectus”), filed by CBRE Group, Inc, a Delaware corporation (the “Company”), CBRE Services, Inc., a Delaware corporation and subsidiary of the Company (the Issuer), the Guarantor and the other registrant guarantors named therein with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Issuer of $125,000,000 aggregate principal amount of 5.25% Senior Notes due 2025 (the “Notes”) and the issuance by the Company, the Guarantor and the other guarantors of guaranties (the “Guaranties) with respect to the Notes. The Notes represent a further issuance of the Issuer’s 5.25% Senior Notes due 2025 originally issued in an aggregate principal amount of $300,000,000.00 on September 26, 2014. The Notes will be issued under, and the Guaranties will be issued as provided in an indenture, dated as of March 14, 2013 (the “Base Indenture”), among the Issuer, the Company, certain of the other guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the Second Supplemental Indenture, dated as of September 26, 2014 (the “Second Supplemental Indenture”), among the Company, the Issuer, the other guarantors named therein (including the Guarantor) and the Trustee, and by the Third Supplemental Indenture, dated as of December 12, 2014, (the “Third Supplemental Indenture” and, together with the Base Indenture and the Second Supplemental Indenture, the “Indenture”), among the Company, the Issuer, the other guarantors named therein (including the Guarantor) and the Trustee.

In our capacity as such special counsel, we have examined the Registration Statement, including the Prospectus, and the Indenture. We also have examined the originals, duplicates,

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CBRE Group, Inc.

December 12, 2014

certified, or conformed copies, of such corporate and other records, agreements, documents, and other instruments and have made such other investigations as we have deemed relevant or necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company, the Issuer and the Guarantor. The documents that we have examined or otherwise identified to our satisification include but are not limited to:

1) March 27, 2013, Certified Copy of Articles of Incorporation CBRE/LJM-Nevada, Inc., dated December 31, 1998;

2) Secretary’s Certificate of CBRE/LJM-Nevada, Inc. signed by Senior Vice President and Treasurer Debra Fan, Assistant Secretary Stephen Ballas, and Assistant Secretary Cindy Kee dated December 12, 2014;

3) Bylaws of CBRE/LJM-Nevada, Inc. adopted December 31, 1998 and certified by Secretary Walter V. Stafford;

4) Certificate of Existence with Status in Good Standing for CBRE/LJM-Nevada, Inc. from the Nevada Secretary of State Ross Miller dated December 4, 2014;

5) The Current listing of Business Entity Information and list of Officers filed with the Nevada Secretary of State as of December 4, 2014;

6) Form S-3A Post-Effective Amendment No. 2 to Form S-3 Registration Statement under the Securities Act of 1933, a amended, of CBRE Group, Inc., CBRE Service, Inc. and certain of their subsidiaries dated September 23, 2014 including the prospectus constituting a part thereof dated December 29, 2011, and the supplement to the prospectus dated December 9, 2014; and

7) Action Taken Without a Meeting by Unanimous Written Consent of the Board of Directors of CBRE/LJM – Nevada, Inc., dated December 5, 2014, signed by Gill Borok and Laurence H. Midler, which adopts Exhibit A of Corporate Resolutions.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or are the Issuer’s valid and legally binding obligations and that the Indenture is the valid and legally binding obligation of the Company, the Issuer, the other guarantors named therein (excluding the Guarantor) and the Trustee.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

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December 12, 2014

(1) based solely on a certificate from the Nevada Secretary of State, and upon reviewing the current list of Officers and Directors as set forth on the Nevada Secretary of State Website, the Guarantor is validly existing as a corporation under the laws of the State of Nevada, has filed on September 23, 2014, an Amended List of Officers and Directors with the Nevada Secretary of State within its mostly recently completed year, and has not filed articles of dissolution;

(2) the Guarantor has the corporate power and authority to execute and deliver the Indenture and to perform its obligations thereunder,

(3) the Guarantor has duly authorized and executed the Indenture, and duly authorized its delivery;

(4) the Guaranty (as provided in the Indenture) of the Guarantor has been duly authorized and issued by the Guarantor; and

(5) the execution and delivery by the Guarantor of the Indenture and its performance of its obligations thereunder have not and will not result in any violation of (a) its articles of incorporation or bylaws or (b) any Nevada statute or any rule or regulation issued pursuant to any Nevada statue or any order identified to us by the Guarantor and issued by any court or governmental agency or body (it being understood that we have not undertaken any independent investigation to determine the existence or absence of such facts).

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law), including an implied convent of good faith and fair dealing. We do not express any opinion concerning any law other than the laws of Nevada and the federal laws of the United States of America. We express no opinion as to compliance by the Guarantor with federal or Nevada laws, statutes and regulations generally applicable to the conduct of its business or as to consents, approvals or other actions by federal or Nevada regulatory authorities generally required for the conduct of its business. We also express no opinion herein as to (a) securities or blue sky disclosure laws or regulations; (b) antitrust or unfair competition laws or regulations; (c) tax or racketeering laws or regulations; or (d) local laws, regulations or ordinances. We have not undertaken any independent investigation to determine the existence or absence of facts not referenced herein. This opinion represents conclusions made as to the date hereof to the application of existing Nevada law. No assurance can be given that changes in the law, or in the interpretation thereof, will not affect this opinion. We assume no obligation to revise or supplement this opinion should such matters change by legislative action, judicial decision or otherwise.

We are not opining on matters of New York law, which governs the Indenture; we understand that your counsel, Simpson Thacher & Bartlett LLP, is opining on certain other matters in connection with the Notes (including matters governed under New York law), and the foregoing opinions may be relied upon by such counsel in connection therewith. In addition you

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CBRE Group, Inc.

December 12, 2014

will be relying upon Winstead, PC, Houston, Texas, as to all matters governed by the laws of the State of Texas, Quarles & Brady, LLP, Milwaukee, Wisconison, as to all matters governed by the laws of the State of Wisconsin. Further Wragge, Lawrence, Graham & Co., LLP, London, United Kingdom will also provide legal advice of certain legal matters. Finally the underwriters have been represented by Cravath, Swaine & Moore, LLP, New York, New York. We hereby consent to the filing of this opinion letter as an exhibit to current Report on Form 8-K of the Company filed with the Commission and to the incorporation by reference of this opinion letter into the Registration Statement and the Prospectus and to the references to our firm therein.

Once again, thank you for showing your confidence in our firm by retaining our services. Should you have any questions or comments, please do not hesitate to contact me.

Sincerely,

/s/ Eric Dobberstein, Esq.

Eric Dobberstein, Esq.

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